CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Quantitative Funds of our report dated November 13, 2017, relating to the financial statements and financial highlights, which appears in Vanguard Growth and Income Fund’s Annual Report on Form N-CSR for the year ended September 30, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 24, 2017